Exhibit 10.1

ASSET PURCHASE AGREEMENT

dated as of

March 11, 2015

by and among

GC SECURITY, LLC,

ADVANCED CANNABIS SOLUTIONS, INC.

and

IRON PROTECTION GROUP, LLC

TABLE OF CONTENTS

ARTICLE 1 PURCHASE AND SALE OF ASSETS AND ASSUMPTION OF LIABILITIES		1

1.1	SALE AND TRANSFER OF ASSETS.	1
1.2	EXCLUDED ASSETS.	1
1.3	ASSUMED LIABILITIES.	2
1.4	LIABILITIES NOT ASSUMED.	2

ARTICLE 2 CLOSING/PURCHASE PRICE		3

2.1	THE CLOSING.	3
2.2	PURCHASE PRICE.	3
2.3	VESTING OF PARENT COMMON STOCK IN PURCHASE PRICE.	3
2.4	CLOSING DELIVERIES BY SELLER.	3
2.5	CLOSING DELIVERIES BY BUYER.	4
2.6	TRANSACTION TAXES.	4

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF SELLER		4

3.1	ORGANIZATION, POWER, STANDING.	4
3.2	AUTHORIZATION AND APPROVAL OF AGREEMENTS.	5
3.3	NO CONFLICT; THIRD-PARTY CONSENTS.	5
3.4	APPROVALS.	5
3.5	FINANCIAL INFORMATION; NO UNDISCLOSED LIABILITIES.	5
3.6	CONTRACTS.	5
3.7	LEASED REAL PROPERTY; TANGIBLE PROPERTY; TITLE TO ACQUIRED ASSETS.	5
3.8	INTELLECTUAL PROPERTY.	6
3.9	TAX MATTERS.	6
3.10	LITIGATION.	6
3.11	EMPLOYEE MATTERS.	6
3.12	COMPLIANCE WITH LAWS.	7
3.13	MATERIAL CUSTOMERS.	7
3.14	INSURANCE.	7
3.15	PERMITS.	7
3.16	SATISFACTION OF FINANCIAL OBLIGATIONS.	7
3.17	BROKERS AND FINDERS.	8
3.18	NO OTHER REPRESENTATIONS AND WARRANTIES.	8
3.19	FAIR CONSIDERATION; NO FRAUDULENT CONVEYANCE.	8

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF SELLER REGARDING PURCHASE OF SECURITIES		8

4.1	PURCHASE ENTIRELY FOR OWN ACCOUNT.	8
4.2	DISCLOSURE OF INFORMATION.	8
4.3	RESTRICTED SECURITIES.	8
4.4	RULE 144.	8
4.5	RESALE SECURITIES RESTRICTIONS.	9
4.6	NO GENERAL SOLICITATION.	9
4.7	RELIANCE ON EXEMPTIONS	9

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF BUYER AND PARENT		9

5.1	ORGANIZATION, CORPORATE POWER AND AUTHORITY.	9
5.2	AUTHORIZATION OF AGREEMENT.	9
5.3	EFFECT OF AGREEMENT.	9
5.4	APPROVALS.	9
5.5	LEGAL PROCEEDINGS.	10
5.6	CAPITALIZATION.	10

i

5.7	DUE ISSUANCE.	10
5.8	BROKERS AND FINDERS.	10
5.9	INDEPENDENT INVESTIGATION.	10

ARTICLE 6 ADDITIONAL COVENANTS		10

6.1	CONFIDENTIALITY.	10
6.2	FINANCIAL STATEMENT COOPERATION.	10
6.3	TAX COOPERATION.	11
6.4	ALL REASONABLE EFFORTS.	11
6.5	POST CLOSING COOPERATION RELATING TO ACQUIRED ASSETS.	11
6.6	SUBSEQUENT DISTRIBUTION OF STOCK.	11
6.7	BLUE SKY LAWS.	11
6.8	STOP-TRANSFER NOTICE.	11
6.9	REGISTRATION OF SHARES OF PARENT COMMON STOCK ISSUED.	11
6.10	RESTRICTIONS ON TRANSFER.	13
6.11	LEGEND.	13
6.12	NON-COMPETITION AND NON SOLICITATION.	14

ARTICLE 7 INDEMNIFICATION; SURVIVAL		15

7.1	INDEMNIFICATION BY SELLER.	15
7.2	INDEMNIFICATION BY BUYER.	15
7.3	TERMINATION OF INDEMNIFICATION.	15
7.4	PROCEDURES RELATING TO INDEMNIFICATION FOR THIRD-PARTY CLAIMS.	15
7.5	PROCEDURES RELATING TO INDEMNIFICATION FOR NON-THIRD-PARTY CLAIMS.	16
7.6	SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS.	16
7.7	SOLE REMEDY.	17
7.8	RIGHT TO INDEMNIFICATION.	17
7.9	CHARACTERIZATION OF INDEMNIFICATION PAYMENTS.	17
7.10	LIMITATIONS ON INDEMNIFICATION.	17

ARTICLE 8 GENERAL		17

8.1	AMENDMENTS; WAIVERS.	17
8.2	EXHIBITS; INTEGRATION.	17
8.3	GOVERNING LAW; SUBMISSION TO JURISDICTION.	17
8.4	NO ASSIGNMENT.	17
8.5	HEADINGS.	17
8.6	COUNTERPARTS.	17
8.7	PUBLICITY AND REPORTS.	18
8.8	REMEDIES CUMULATIVE.	18
8.9	PARTIES IN INTEREST.	18
8.10	NOTICES.	18
8.11	EXPENSES AND ATTORNEYS’ FEES.	18
8.12	SPECIFIC PERFORMANCE.	19

ARTICLE 9 DEFINITIONS		19

9.1	DEFINITIONS.	19

ii

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”) is entered into as of March 11, 2015 (the “Effective Date”), by and among Advanced Cannabis Solutions, Inc., a Colorado corporation (“Parent”), GC Security, LLC, a Colorado limited liability company and wholly-owned subsidiary of Parent (“Buyer”), and Iron Protection Group, LLC, a Colorado limited liability company (“Seller”).  Capitalized terms used herein without definition are defined in ARTICLE 9.

RECITALS

WHEREAS, Seller is engaged in the business of providing security and training services to licensed cannabis growers and dispensaries in the State of Colorado (the “Business”);

WHEREAS, Buyer is a wholly-owned subsidiary of Parent, and newly-formed solely for the purpose of acquiring the Business; and

WHEREAS, the parties desire that Seller sell, transfer, assign, convey and deliver to Buyer certain of the assets, properties and liabilities of the Business, and that Buyer purchase, acquire, assume and accept the same, subject to the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1
PURCHASE AND SALE OF ASSETS AND ASSUMPTION OF LIABILITIES

1.1

Sale and Transfer of Assets.  Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller shall sell, transfer, assign, convey, and deliver to Buyer, and Buyer shall purchase, acquire and accept from Seller, all of Seller’s right, title, and interest in and to the properties, rights, and assets related to the Business (excluding the Excluded Assets), as and to the extent existing on the Closing Date (such properties, rights and assets are hereinafter collectively referred to as the “Acquired Assets”), free and clear of all Liens other than Permitted Liens:

(a)

all Contracts associated with the Business, including, without limitation, the Contracts set forth on Schedule 1.1(a) (the “Assumed Contracts”);

(b)

all of Seller’s claims, demands, deposits, refunds, rebates, causes of action, rights of recovery, rights of set-off and rights of recoupment relating to the foregoing;

(c)

all general, financial and personnel records, ledgers, sales invoices, accounts receivable records, files, books and documents, correspondence and other files and records, including customer lists and sales records, of Seller relating to the Business;

(d)

all prepaid charges, expenses, sums and fees of Seller;

(e)

the Tangible Property of Seller listed on Schedule 1.1(d);

(f)

all trade names, logos, common law trademarks, trade dress, registered trademarks and service marks of the Business and all other Intellectual Property used in the Business, including the name “Iron Protection Group”;

(g)

all goodwill of the Business owned by Seller; and

(h)

all other properties, assets and rights, tangible or intangible, owned or held by Seller as of the Closing Date that are used in the operation of the Business, and which are not otherwise Excluded Assets.

1.2

Excluded Assets.    Buyer is not acquiring, and Seller shall retain after the Closing, the following assets, rights, and properties not specifically included in the Acquired Assets (collectively, the “Excluded Assets”).  Without limiting the generality of the foregoing, and notwithstanding anything to the contrary contained in Section 1.1 or elsewhere in this Agreement, the Excluded Assets shall include:

(a)

the Contracts to which Seller is a party that are not Assumed Contracts set forth on Schedule 1.2(a) (collectively, the “Excluded Contracts”);

(b)

cash and cash equivalents;

(c)

all claims of Seller for refunds or rebates related to periods ending on or prior to the Closing Date and the benefit of net operating loss carryforwards, carrybacks or other Tax credits of Seller;

(d)

the documents relating to the company organization, maintenance and existence of Seller;

(e)

all Tax records of Seller; provided, however, that Seller shall provide Buyer with copies of such records that relate to any of the Acquired Assets or Assumed Liabilities;

(f)

all Permits of Seller;

(g)

all rights of Seller under this Agreement or any other Transaction Document;

(h)

all insurance policies of Seller and all rights to applicable claims and proceeds thereunder; and

(i)

all Tangible Property of Seller not listed on Schedule 1.1(d).

1.3

Assumed Liabilities.    Subject to the terms and conditions set forth in this Agreement, at the Closing, Buyer shall assume and thereafter pay, perform and discharge as and when due only the following Liabilities (and specifically excluding the Excluded Liabilities) of Seller (the “Assumed Liabilities”):

(a)

all Liabilities incurred by Buyer in the operation of the Business, including under the Assumed Contracts, in each case excluding any such Liabilities to the extent arising from any occurrence or breach, default, misconduct, negligence or other form of noncompliance by Seller thereunder prior to the Closing Date; and

(b)

all Liabilities for or in respect of Taxes in respect of the Acquired Assets arising after the Closing with respect to periods after the Closing.

1.4

Liabilities Not Assumed.   Buyer shall not assume or otherwise be responsible for any of the Excluded Liabilities.  The Excluded Liabilities shall be retained by and shall remain the sole responsibility of Seller, and Seller shall pay, perform and discharge the Excluded Liabilities as and when due.  “Excluded Liabilities” shall mean every Liability of Seller other than the Assumed Liabilities, including:

(a)

any Liability relating to, based in whole or in part on events or conditions occurring or existing in connection with, or arising out of, the Business as operated prior to the Closing Date, or the ownership, possession, use, operation or sale or other disposition prior to the Closing Date of any Acquired Assets (or any other assets, properties, rights or interests associated, at any time prior to the Closing Date, with the Business);

(b)

any Liability under the Assumed Contracts to the extent arising from any indemnification obligation, breach, default, misconduct, negligence or other form of noncompliance by Seller thereunder prior to the Closing Date;

(c)

any Liability arising from any Contract of Seller (other than the Assumed Contracts after the Closing Date subject to the limitations set forth herein), including the Excluded Contracts;

(d)

any Liability related to any Claim based in whole or in part on events or conditions occurring or existing in connection with, or arising out of, or otherwise relating to, the Business as operated by Seller or any of its Affiliates (or any of their respective predecessors-in-interest) prior to the Closing Date, or the ownership, possession, use, operation, sale or other disposition prior to the Closing Date of any of the Acquired Assets (or any other assets, properties, rights or interests associated, at any time prior to the Closing Date, with the Business);

(e)

any Liability with respect to any Employee Plan or any Employee Benefit Arrangement of Seller (including under any employment, severance, deferred compensation, retention or termination agreement with any employee of Seller or relating to employee payroll, vacation, sick leave, workers compensation or unemployment benefits accrued through the Closing Date or thereafter;

(f)

any Liability arising out of or relating to any employment-related claim or grievance of any current or former employee of Seller arising out of or relating to events occurring prior to the Closing;

(g)

any Liability of Seller to any stockholder or other equity holder or former stockholder or other former equity holder of Seller;

(h)

any Liability of Seller for Taxes;

(i)

any Liability arising from any failure by Seller to comply with any applicable Law or Order;

(j)

any Indebtedness of Seller (other than Assumed Liabilities as provided herein), including amounts owed to Affiliates of Seller;

(k)

any Liability relating to litigation of or involving Seller or otherwise affecting any of its assets;

(l)

any Liability of Seller under this Agreement or any other Transaction Document;

(m)

any Liability of Seller arising in connection with the consummation of the Transactions;

(n)

any Liability for legal, accounting, and/or audit fees and any other expenses incurred by Seller in connection with this Agreement or any other Transaction Document;

(o)

any Liability of Seller to the extent relating to any property or facility presently or formerly owned, operated, leased or used by Seller or their corporate predecessors, including any such Liability arising under or relating to Environmental, Health and Safety Laws; and

(p)

any other Liability relating to the Excluded Assets..

ARTICLE 2
CLOSING/PURCHASE PRICE

2.1

The Closing.   The closing hereunder (the “Closing”) shall take place remotely via the exchange of documents and signatures on the Effective Date, or as agreed upon by Buyer and Seller, on the day of the satisfaction (or waiver by the Party entitled to the benefit thereof) of the conditions to Closing set forth in this Section 2, unless another time or place is mutually agreed upon in writing by Buyer and Seller, but in any event not later than ten (10) business days after the Effective Date (the “Closing Date”).  The Closing will be deemed effective as of 5:01 p.m. Mountain Time on the Closing Date.

2.2

Purchase Price.   The aggregate purchase price for the Acquired Assets and the Assumed Liabilities will be determined as follows (the “Purchase Price”):

(a)

Closing Stock Payment.  Parent will deliver to Seller 500,000 shares of Common Stock of Parent (the “Parent Common Stock”), valued at $[2.50] per share (“Closing Price”).

(b)

Warrants.  Parent will deliver to Seller warrants for Seller’s purchase of (i) 250,000 shares of Parent Common Stock at $4.50 per share, and (ii) 250,000 shares of Parent Common Stock at $5.00 per share; such warrants will have a minimum three year term from the Closing Date and will be substantially in the form attached hereto as Exhibit A (“Warrants”).

2.3

Vesting of Parent Common Stock in Purchase Price.

(a)

The Parent Common Stock paid to Seller under Section 2.2(a) shall be subject to divesture if Seller violates the restrictions set forth in Section 6.13 of this Agreement (Non-competition, Non-solicitation); provided, however, the foregoing conditional forfeiture shall expire on the earlier of:

(i)

The effective date of the Registration Statement covering the entire amount of shares paid as Purchase Price; or

(ii)

100,000 shares of the Parent Common Stock on October 1, 2015, another 200,000 shares of the Parent Common Stock on January 1, 2016, and the remaining 200,000 shares of the Parent Common Stock on April 1, 2016.

(b)

On the date the Registration Statement referenced in Section (a)(i) becomes effective, Section 2.3(a)(ii) will no longer be applicable.

2.4

Closing Deliveries by Seller.   On the Closing Date, Seller shall deliver or cause to be delivered to Buyer:

(a)

resolutions of the members of Seller required to authorize the execution, delivery and performance of this Agreement and the consummation of the Transactions and a certificate of the Secretary of Seller, dated as of the Closing Date, that such resolutions were duly adopted and are in full force and effect;

(b)

a Stock Option Agreement, in the form attached hereto as Exhibit B (the “ISO Agreement”), duly executed by Seller;

(c)

a Bill of Sale, duly executed by Seller, in the form attached hereto as Exhibit C;

(d)

an Assignment and Assumption Agreement, duly executed by Seller, in the form attached hereto as Exhibit D;

(e)

a properly executed statement described in Treasury Regulations § 1.1445-2(b)(2) certifying that the Seller is not a foreign person for purposes of Code Section 1445;

(f)

copies of all consents to assignment to Buyer of each Acquired Asset, to the extent necessary for transfer; and

(g)

such other documents and instruments as may be required under this Agreement, or as are customary and reasonable and requested by Buyer to effect the Transactions contemplated by this Agreement.

2.5

Closing Deliveries by Buyer.    On the Closing Date, Buyer shall deliver or cause to be delivered to Seller:

(a)

the Purchase Price, including, stock certificate and Warrants;

(b)

a Bill of Sale, duly executed by Seller;

(c)

an Assignment and Assumption Agreement, duly executed by Seller; and

(d)

an ISO Agreement, duly executed by Parent.

2.6

Transaction Taxes.   Buyer shall be responsible for paying, shall promptly discharge when due, and shall reimburse, indemnify and hold harmless Seller from, any sales or use, transfer, real property gains, excise, stamp, value added or other similar Taxes, imposed on Seller or Buyer resulting from the sale of the Acquired Assets (“Transaction Taxes”).  Buyer and Seller shall cooperate to the extent commercially reasonable and legally permitted to minimize any Transaction Taxes.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF SELLER

Except as set forth in the Seller Disclosure Schedule, Seller represents and warrants to Buyer that the statements contained in this Article 3 are true and correct in all material respects as of the Effective Date:

3.1

Organization, Power, Standing.

(a)

Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Colorado.  Seller has all requisite limited liability company power and authority to own, operate or lease the Acquired Assets owned, operated and leased by it to conduct the Business as currently conducted as of the date of this Agreement.  Seller is duly authorized to conduct business and is in good standing in each jurisdiction where such authorization is required to conduct the Business as currently conducted by it as of the date of this Agreement.  True and complete copies of the Articles of Organization and Operating Agreement of Seller, as the same may have been amended to date, have been made available to Buyer.  Such organizational documents are in full force and effect, and Seller is not in violation of any provision of such organizational documents..

(b)

There are no options, warrants, calls, rights, pre-emptive rights, commitments, agreements or arrangements of any kind to which Seller (or any Affiliates thereof), is a party or by which any of them is bound or to which they are subject, relating to the sale, issuance or voting of, or the granting of rights to acquire, any equity interest in, Seller or any securities convertible or exchangeable into or evidencing the right to purchase any equity interest in Seller, or obligating Seller or any of its Affiliates to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.  There is no Indebtedness having the right to vote on matters involving Seller.  There are no existing rights to registration under the Securities Act, with respect to any shares of the capital stock of, or other equity interest in, Seller.

(c)

Seller does not own, directly or indirectly, any equity or other ownership interests in any Person.

3.2

Authorization and Approval of Agreements.   Seller has sole power and authority to execute this Agreement and the Transaction Documents to which it is a party. The execution, delivery and performance by Seller of the Transaction Documents, and the consummation by it of the Transactions, have been duly authorized by all necessary company action by Seller and no further action by Seller or any of its members or unit holders is required.  This Agreement has been, and each other Transaction Document will be, at the Closing, duly executed and delivered by Seller and constitute, or will, when delivered, constitute the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar Laws and equitable principles relating to or limiting creditors’ rights generally.

3.3

No Conflict; Third-Party Consents.   Except as set forth on Section 3.3 of the Seller Disclosure Schedule, the execution and delivery of this Agreement, and the other Transaction Documents do not, and the performance and consummation of the Transactions will not (i) violate or conflict with the provisions of the Articles of Organization or Operating Agreement of Seller, (ii) require any consent, approval or notice under, violate or result in the violation of, conflict with or result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination of, accelerate the performance required by or result in a right of termination or acceleration, result in the loss of a benefit under or result in the creation of any Lien upon any of the Acquired Assets under the terms, conditions or provisions of any Contract, instrument, or other obligation to which Seller is a party or any of Seller’s properties or assets are subject, (iii) result in a breach or violation by Seller of any of the terms, conditions or provisions of any Law or Order, or (iv) require on the part of Seller any Permit to be obtained or made.  Except as set forth in Section 3.3 of the Seller Disclosure Schedule, no consent, approval or authorization of, or registration or filing with, any Person or Governmental Entity is required in connection with the execution or delivery this Agreement or any other Transaction Document by Seller or the consummation of the Transactions by Seller.

3.4

Approvals.  No Approval or Order or action of or filing with any Governmental Entity or other Person is required to be obtained by Seller for the execution and delivery by Seller of the Transaction Documents or the consummation by Seller of the Transactions.

3.5

Financial Information; No Undisclosed Liabilities. Seller has delivered to Buyer, and Section 3.5 of the Seller Disclosure Schedule contains, true and complete copies of the balance sheet of Seller as of December 31, 2014, with corresponding statements of income, and statements of members’ equity and statements of cash flows for 2014 (collectively, the “Financial Statements”).  The Financial Statements (i) fairly present, in all material respects, the financial condition of the Business as of such date, the results of the Business’ operations and changes in members’ equity, and cash flows at and as of the dates and during the periods specified, and (ii) were compiled from books and records regularly maintained by management of Seller used to prepare the financial statements of the Business.  To the Knowledge of Seller, Seller has no liabilities other than as set forth in the Financial Statements or other liabilities incurred in the ordinary course of business and consistent with past practice.

3.6

Contracts.   Section 3.5 of the Seller Disclosure Schedule sets forth a list as of the date of this Agreement of all the material written Contracts related to the Business to which Seller is a party.  Prior to the date hereof, Seller has made available to Buyer true, correct and complete copies of all of such material written Contracts, each such material written Contract is legal, valid, binding, enforceable, and in full force and effect, and except for any case where a material written Contract expires in accordance with its terms after the date of this Agreement, Seller is not in breach or default in any material respect under any such Contract, and to the Knowledge of Seller, no other party to any such Contract is in breach or default thereof.  None of the material written Contracts are between Seller or any member, officer, director, Affiliate of family member thereof.

3.7

Leased Real Property; Tangible Property; Title to Acquired Assets.

(a)

Seller does not own any real property and Seller has not acquired or disposed of any ownership interest in any real property.  Section 3.7(a) of the Seller Disclosure Schedule contains a list of all the addresses of all real property leased by Seller (to the extent applicable to the Business), indicating the name and address of the lessor and/or sublessor together with any amendments, modifications, extensions or other agreements thereto (the “Real Property Leases”).  With respect to the premises subject of the Real Property Leases, (i) Seller has quiet possession thereof, and has valid leasehold interests providing exclusive and legally enforceable rights to use such premises, free and clear of all Liens other than Permitted Liens; (ii) the current use of the premises by Seller does not violate the certificate of occupancy thereof, any local zoning or similar land use or other Laws or any of the terms and conditions of the applicable Real Property Lease; and (iii) Seller has not received written notice of any pending or threatened condemnation proceeding, or of any sale or other disposition in lieu of condemnation, affecting any of the same.  There are no leases, subleases, licenses, concessions or other agreements granting to any party or parties other than Seller the right of use or occupancy of any portion of, or any interest in, any of the premises that are the subject of the Real Property Leases, and, to the Knowledge of Seller, there are no outstanding options or rights of first refusal to purchase any of the same.  No premises that is the subject of any Real Property Lease is used for any material purpose other than the conduct of the Business.

(b)

Seller has good, marketable and valid title to, or a valid leasehold interest in, all of the Acquired Assets, free and clear of any Liens. The properties and assets of the Business are suitable for the purposes for which they are intended, have been maintained in accordance with normal industry practices and are in good operating condition and repair in all material respects and are usable in the ordinary course of business.

(c)

The Acquired Assets constitute all of the property and assets (real, personal, tangible and intangible) used by Seller in the Business as presently conducted and are sufficient to enable Buyer to operate the Business immediately after the Closing in substantially the same manner as Seller conducted the Business on the Closing Date.

3.8

Intellectual Property.

(a)

Business Intellectual Property.  Section 3.8(a) of the Seller Disclosure Schedule contains a complete and accurate list of the material Business Intellectual Property that is used to conduct the Business by Seller.

(b)

License Agreements. Seller is not a party to any license, sublicense or other agreement relating to Business Intellectual Property pursuant to which Seller either licenses any Business Intellectual Property owned by Seller or relating to the right of Seller to use the intellectual property or proprietary rights of any Person (excluding any “shrink wrap” or other license implied by the sale of a product and licenses for generally available off-the-shelf software).

(c)

No Infringement.  To the Knowledge of Seller, Seller’s operation of the Business does not infringe upon the Intellectual Property rights of any other Person.  To the Knowledge of Seller, no Person or any of such Person’s products or services, Intellectual Property or other operation of such Person’s business is infringing upon (including infringement by dilution), violating or misappropriating any Business Intellectual Property.

(d)

No Liens/Ownership.  To the Knowledge of Seller, Seller has all right, title and interest in to or all required rights to use the Business Intellectual Property free and clear of all Liens other than Permitted Liens.

3.9

Tax Matters.

(a)

Seller has or will have (i) timely filed with the appropriate Taxing Authority (taking into account all available extensions) all Tax Returns concerning Taxes applicable to the Acquired Assets or the Business that are required to be filed by applicable Law in all federal, state, local or foreign jurisdictions in which such Tax Returns are required to be filed, and all such Tax Returns are correct and complete in all material respects, and (ii) timely paid in full all Taxes required to be paid with respect to the Acquired Assets or the Business (whether or not shown as due on such Tax Returns).

(b)

There is no Action pending, nor to the Knowledge of Seller, threat or contemplation of Action, with regard to Taxes, that primarily or exclusively relates to the Acquired Assets or the Business and that would be binding on Buyer or give rise to a Lien with respect to Taxes upon any of the Acquired Assets.

(c)

Seller has not received (nor is subject to) any ruling from any Taxing Authority nor has it entered into (nor are any of them subject to) any election, consent, or agreement (including a closing agreement) with a Taxing Authority with respect to any Acquired Asset or the Business that would be binding on Buyer.

3.10

Litigation.   Except as set forth on Section 3.10 of the Seller Disclosure Schedule, (i) there is no Action pending, nor to the Knowledge of Seller, threatened against Seller or that relates to the Acquired Assets, the Assumed Liabilities or the Business, and (ii) there is no Order to which Seller is subject.  There is no unsatisfied judgment or any Order applicable to Seller, the Business, or the Acquired Assets.

3.11

Employee Matters.

(a)

Section 3.11(a) of the Seller Disclosure Schedule sets forth (i) a true, correct and complete list, as of the date hereof, of the names or employee numbers, departments, job titles, location, hourly or weekly salary rate (and any change in salary rate or compensation since January 1, 2014); and (ii) a true and complete list of all natural Persons who, as of the date of this Agreement, are consultants or independent contractors to Seller.

(b)

To the Knowledge of Seller, Seller is and, since January 1, 2014, has been in compliance in all material respects with all Laws relating to employment matters, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining, classification of employees, immigration, occupational health and safety, discrimination against race, color, national origin, religious creed, physical or mental disability, sex, age, ancestry, medical condition, marital status or sexual orientation, and the withholding and payment of social security and other Taxes.  No Actions are pending or, to the Knowledge of Seller, threatened in any forum by or on behalf of any present employee of Seller alleging breach of any express or implied Contract of employment, any Laws governing employment, or other unlawful, discriminatory, wrongful, tortuous conduct in connection with the employment relationship.  Seller is not bound by or subject to (and none of their assets or properties are bound by or subject to) any collective bargaining agreement. There has never been any strike, slowdown, work stoppage or lockout involving Seller or the Business, and no such strike, slowdown, work stoppage, or lockout is pending, or to the Knowledge of Seller, threatened.

(c)

No employee of Seller will become entitled to any bonus, retirement, severance or similar benefit or enhanced benefit, nor will the vesting of, entitlement to, or receipt of any such benefit be accelerated, solely as a result of the Transactions.

3.12

Compliance with Laws.

(a)

To the Knowledge of Seller, Seller is and at all times has been and the Business has been operated in compliance in all material respects with all applicable Laws and Orders.  Seller has not nor, to the Knowledge of Seller, any officer, director, employee, member, manager, partner or equity holder of Seller has received any notice and there are, to the Knowledge of Seller, no threatened or alleged claims of violations, Liability or potential responsibility under any Law or Order to which any Seller is subject.  Since January 1, 2014, Seller has not conducted any internal investigation with respect to any actual, potential or alleged material violations of any Law or Order by any of its directors, officers, members, managers, partners or employees.

(b)

Neither Seller, nor to the Knowledge of Seller, any officer, director, employee, member, manager, partner or equity holder of Seller has, directly or indirectly (i) offered or paid any illegal remuneration, in cash or in kind, to, or made any illegal financial arrangements with, any current or former customers suppliers, contractors or third party payors of any Seller in order to obtain business or payments from such Persons, (ii) made or agreed to make, or is aware that there has been made or that there is any agreement to make, any contribution, payment or gift of funds or property to, or for the private use of, any governmental official, employee or agent where either the contribution, payment or gift is or was illegal under state or federal Law.

(c)

Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, Seller and the Business make no representations or warranties regarding compliance with the federal laws relating to controlled substances and aiding and abetting a criminal offense.

3.13

Material Customers.     Section 3.13 of the Seller Disclosure Schedule sets forth a list of the ten largest customers of the Business for the fiscal year ending December 31, 2014. There are no outstanding material disputes with any of such customers. The terms under which such customers purchase services from Seller are at market rates and are the result of arms-length Transactions.  Seller is in compliance with all material conditions and compliance requirements contained in any agreement between Seller and any such customer. None of such customers has notified Seller that it will stop, or materially decrease the rate of, buying services from the Business or otherwise materially change the terms of its relationship with the Business after, or as a result of, the consummation of any of the Transactions.

3.14

Insurance.   Except as set forth on Section 3.14 of the Seller Disclosure Schedule, Seller has been covered since January 1, 2014 by insurance in amount and scope customary and reasonable for the business in which it has engaged during such period.

3.15

Permits.   Section 3.15 of the Seller Disclosure Schedule contains a true, correct and complete list of all Permits issued to Seller, to the extent applicable to the Business, as of the Effective Date.  Seller, or Hunter Garth, possess all material Permits and have made all notifications, registrations, certifications and filings with all Governmental Authorities, necessary for the operation of the Business as presently conducted by Seller.  Seller is in compliance in all material respects with all such Permits and all such Permits are in full force and effect.  Seller has not received written notice from any Governmental Authority, which remains outstanding, regarding any proposed modification, non-renewal, suspension or cancellation of any such Permits, and to the Knowledge of Seller, no event has occurred which could reasonably be expected to result in the modification, non-renewal, suspension or cancellation of any such Permits.  There is no Action pending, or to the Knowledge of Seller, threatened by any Governmental Authority with respect to (i) any alleged violation by Seller of any Law, policy or guideline of any Governmental Authority, (ii) any alleged failure by Seller to have any Permit required in connection with the operation of the Business, or (iii) any revocation, cancellation, rescission, modification, or refusal to renew in the ordinary course, any of the Permits.  Since January 1, 2014, no material Permit has been revoked, cancelled, rescinded, modified or been subject to a refusal to renew.

3.16

Satisfaction of Financial Obligations.

(a)

Immediately after giving effect to the consummation of the sale of the Acquired Assets, (i) Seller will be able to pay its liabilities as they become due in the ordinary course of business, (ii) Seller will not have insufficient capital with which to conduct an orderly wind-up of its affairs, and (iii) Seller’s remaining assets, including those received in this Transaction (calculated at fair market value) will exceed its liabilities.  The cash available to Seller immediately following the Closing, after taking into account all other anticipated uses of such cash, will be sufficient to pay all such debts and judgments promptly in accordance with their terms.

(b)

Seller has not, at any time, (i) made a general assignment for the benefit of creditors, (ii) filed, or had filed against it, any bankruptcy or insolvency petition or similar filing, (iii) admitted in writing its inability to pay its debts as they become due, (iv) been convicted of, or pleaded guilty or no contest to, any felony, or (v) taken or been the subject of any action that could reasonably be expected to have an adverse effect on its ability to comply with or perform any of its covenants or obligations under the Transaction Documents.

3.17

Brokers and Finders.  No person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon Seller or Buyer for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of Seller.

3.18

No Other Representations and Warranties.   Except for the representations and warranties contained in this Article 3, neither Seller, nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Seller, including any representation or warranty as to the accuracy or completeness of any information regarding the Business and the Acquired Assets furnished or made available to Buyer or any of its representatives, or as to the future revenue, profitability or success of the Business, or any representation or warranty arising from statute or otherwise in law.

3.19

Fair Consideration; No Fraudulent Conveyance.    Seller is not now and Seller will not be rendered insolvent by the sale, transfer and assignment of the Assets pursuant to the terms of this Agreement or the Transactions.  As used herein, “insolvent” means that the sum of the present fair saleable value of the assets of an entity do not and will not exceed its debts and other probable liabilities.  Seller is not entering into this Agreement and the other agreements referenced in this Agreement with the intent to defraud, delay or hinder its creditors and the consummation of the Transactions, and the other agreements referenced in this Agreement, will not have any such effect.  The Transactions will not constitute a fraudulent conveyance, or otherwise give rise to any right of any creditor of Seller whatsoever to any of the Acquired Assets after the Closing.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF SELLER REGARDING PURCHASE OF SECURITIES

4.1

Purchase Entirely for Own Account.    Seller confirms, that the shares of Parent Common Stock to be acquired by Seller will be acquired for investment for Seller’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Seller has no present intention of selling, granting any participation in, or otherwise distributing the same (except for any distributions to Seller’s members or consultants upon a liquidation or dissolution of Seller).  By executing this Agreement, Seller further represents that Seller does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of such shares of Parent Common Stock.  Seller has not been formed for the specific purpose of acquiring such shares of Parent Common Stock.

4.2

Disclosure of Information.    Seller has had an opportunity to discuss Parent’s business, management, financial affairs and the terms and conditions of the offering of the shares of Parent Common Stock to be acquired by Seller with Parent’s management and has had an opportunity to review Parent’s facilities.  Seller understands that such discussions, as well as any written information delivered by Parent to Seller, were intended to describe the aspects of Parent’s business which Parent believes to be material.

4.3

Restricted Securities.    Seller understands that the shares of Parent Common Stock to be acquired by Seller have not been, but will be, registered under the Securities Act.  Seller understands that the shares of Parent Common Stock are being issued to Seller pursuant to Section 4(2) under the Securities Act or Regulation D promulgated under the Securities Act.  Seller understands that such shares of Parent Common Stock are “restricted securities” under applicable U.S. federal and state securities laws and agrees to resell the shares of Parent Common Stock only pursuant to registration under the Securities Act, or pursuant to an available exemption from registration.  Seller agrees not to engage in hedging transactions with regard to the shares of Parent Common Stock unless in compliance with the Securities Act.

4.4

Rule 144.   Seller is familiar with the provisions of Rule 144 promulgated under the Securities Act, which, in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer of the securities (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions.  Seller understands that Buyer provides no assurances as to whether it will be able to resell any or all of the shares of Parent Common Stock pursuant to Rule 144, which rule requires, among other things, that Buyer be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, that resales of securities take place only after the holder of the shares has held the shares for certain specified time periods, and under certain circumstances, that resales of securities be limited in volume and take place only pursuant to brokered transactions.  Notwithstanding this Section, Seller acknowledges and agrees to the restrictions set forth in Section 4.5 below.

4.5

Resale Securities Restrictions.   Seller further understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A promulgated under the Securities Act, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the staff of the Securities and Exchange Commission has expressed its opinion that Persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

4.6

No General Solicitation.   Seller acknowledges that neither Buyer, nor any of its officers, employees, agents, directors, members or partners (a) has engaged the services of a broker, investment banker or finder to contact any potential investor nor has Seller or any of Seller’s officers, employees, agents, directors, members or partners, agreed to pay any commission, fee or other remuneration to any third party to solicit or contact any potential investor; (b) engaged in any general solicitation; or (c) published any advertisement in connection with the offer and sale of the shares of Parent Common Stock being issued hereunder.

4.7

Reliance on Exemptions   Seller understands that the Parent Common Stock being offered and issued to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that Buyer and Parent are relying in part upon the truth and accuracy of, and Seller’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of Seller set forth in this Article 4 in order to determine the availability of such exemptions and the eligibility of Seller to acquire the Parent Common Stock.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF BUYER AND PARENT

As a material inducement to Seller to enter into and perform its obligations under this Agreement, as of the Closing Date, Buyer and Parent represent and warrant to Seller as follows:

5.1

Organization, Corporate Power and Authority.   Parent is a corporation duly organized, validly existing and in good standing under the laws of the state of Colorado, and Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of Colorado, and each are duly qualified to do business as a foreign corporation in the jurisdictions in which Parent and Buyer conduct each of its business, except where the failure to so qualify will not have a material adverse effect on Parent’s or Buyer’s ability to perform its obligations under the Transaction Documents to which it is a party.  Parent and Buyer have all requisite corporate power and authority to execute and deliver the Transaction Documents to which it is a party and to perform their obligations thereunder.

5.2

Authorization of Agreement.   The execution, delivery and performance by Parent and Buyer of the Transaction Documents to which each is a party, and the consummation by each of the Transactions, have been duly authorized by all necessary corporate action by each of Parent and Buyer.  This Agreement has been, and each other Transaction Document to which Parent or Buyer is a party will be at the Closing, duly executed and delivered by Parent and Buyer and constitute, or will, when delivered, constitute, the legal, valid and binding obligations of Parent and Buyer, enforceable against Parent and Buyer, as the case may be, in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar Laws and equitable principles relating to or limiting creditors’ rights generally.

5.3

Effect of Agreement.   The execution, delivery and performance by Parent and Buyer of the Transaction Documents to which each are a party, and the consummation by each of the Transactions, will not violate the charter documents, bylaws, formation documents or limited liability company agreements as applicable of Buyer or Parent or any Law to which Parent or Buyer is subject, or any judgment, award or decree or any material indenture, material agreement or other material instrument to which Parent or Buyer is a party, or by which Parent or Buyer or each of its properties or assets are bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, any such indenture, agreement or other instrument, or result in the creation or imposition of any Lien of any nature whatsoever upon any of the properties or assets of Buyer or Parent, except to the extent the effect thereof will not be materially adverse to Buyer’s or Parent’s ability to fulfill its obligations under the Transaction Documents to which it is a party.

5.4

Approvals.   No Approval or Order or Action of, or filing with, any Governmental Entity or other Person is required to be obtained by Buyer or Parent for the execution and delivery by Buyer and Parent of the Transaction Documents to which each is a party or the consummation by Parent or Buyer of the Transactions other than such filings that may be required under applicable securities Law.

5.5

Legal Proceedings.   There is no Order or Action pending, or, to the knowledge of Buyer or Parent, threatened, against or affecting Buyer or Parent in connection with Parent’s or Buyer’s performance of the Transactions.  There is no matter as to which Parent or Buyer or, to the knowledge of either Parent or Buyer, any Affiliate of Parent or Buyer has received any notice, claim or assertion, or, to the knowledge of Buyer, which otherwise has been threatened against or affecting Parent or Buyer in connection with Buyer’s performance of the Transactions.

5.6

Capitalization.  The authorized capital stock of Parent consists of 100,000,000 shares of common stock, par value $0.01 and 5,000,000 shares of preferred stock, no par value.  As of Effective Date, 13,328,921 shares of common stock of Parent were issued or outstanding and no shares of preferred stock were issued or outstanding (“Issued Shares”).  All of the Issued Shares have been duly authorized, are validly issued, fully paid and are non-assessable.  All of the Issued Shares were issued in compliance with applicable laws and none of the shares were issued in violation of any agreement, arrangement or commitment to which Parent or Buyer is a party or is subject to or in violation of any preemptive or similar rights of any Person.  Except as set forth on Schedule 5.6, there are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the securities of Parent or Buyer or obligating Parent or Buyer to issue or sell any shares of Parent, or any interest in Parent.  Parent does not have outstanding or authorized any stock appreciation, phantom stock, profit participation, or similar rights.  There are no voting trusts, shareholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the shares of Parent.

5.7

Due Issuance.   The shares of Parent Common Stock to be acquired by Seller hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, applicable state and U.S. federal securities Laws and liens or encumbrances created by or imposed by Parent or any distributee of Parent.  The shares of Parent Common Stock to be acquired by Seller hereunder are not subject to any preemptive rights or rights of first refusal.

5.8

Brokers and Finders.   No person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon Seller or Buyer for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of Buyer.

5.9

Independent Investigation.   Buyer has conducted its own independent investigation, review and analysis of the Business, Acquired Assets, and Assumed Liabilities, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of Seller for such purpose.  Buyer acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the Transactions, Buyer has relied solely upon its own investigation and the express representations and warranties of Seller in Article 3; and (b) neither Seller nor any other Person has made any representation or warranty as to the Business, the Acquired Assets, the Assumed Liabilities, or this Agreement, except as expressly set forth in Article 3 of this Agreement.

ARTICLE 6
ADDITIONAL COVENANTS

6.1

Confidentiality.

(a)

All non-public information disclosed by any party to any other party, whether before or after the date hereof, in connection with the Transactions, or the discussions and negotiations preceding this Agreement shall be kept confidential by the receiving party and shall not be used by any receiving party other than as contemplated by this Agreement, except to the extent that such information shall have become public knowledge other than through a breach of this Agreement by receiving party seeking to disclose the information, may otherwise be required by Law, or to the extent such duty as to confidentiality is waived in writing by the disclosing party.

(b)

Seller, shall not, and Seller shall use all reasonable efforts to cause its representatives and Affiliates to not, at any time after the Closing, make use of, divulge or otherwise disclose, directly or indirectly, any trade secret, other proprietary data (including, but not limited to, any customer list, record or financial information), or other confidential information, concerning the Acquired Assets, except to the extent that such information may otherwise be required by Law or to the extent such duty as to confidentiality is waived in writing by Buyer.

(c)

The obligations under this Section 6.1 shall not expire.

6.2

Financial Statement Cooperation.   After the Closing, Seller, Buyer, and Parent shall provide, or cause to be provided to each other, any records and other information in their respective possession (or reasonably available to them) as may be reasonably requested by the other party in connection with the preparation of any financial statements determined to be necessary to meet financial reporting obligations in connection with the consummation of the Transactions.

6.3

Tax Cooperation.   After the Closing, Seller, Buyer, and Parent shall provide, or cause to be provided to each other, any applicable records and other information in their respective possession (or reasonably available to them) requested by such parties in connection with the preparation of any Tax Returns or in connection with any Tax investigation, audit or other proceeding.  Any information obtained pursuant to this Section 6.3, or pursuant to any other Section hereof providing for the sharing of confidential information, shall be subject to Section 6.1.

6.4

All Reasonable Efforts.   Subject to the terms and conditions herein provided, each of Seller and Buyer shall use all commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper and advisable under applicable Laws and regulations to consummate and make effective as promptly as practicable the sale of the Acquired Assets to Buyer.  If at any time after the Closing any further action is necessary to carry out the purposes of the Transaction Documents, including, without limitation, the execution of additional documents or instruments, the parties to the Transaction Documents shall take all such necessary action.

6.5

Post Closing Cooperation Relating to Acquired Assets.   For a period of 12 months following the Effective Date, if reasonably requested by Buyer and reasonably performable by Seller, (a) Seller shall exercise commercially reasonable efforts to cooperate with Buyer in enforcing the terms of any agreements between Seller and any third party involving the activities associated with the Acquired Assets (at the cost and expense of Buyer, if any); and (b) Seller shall cooperate fully with Buyer and make commercially reasonable efforts to provide access to any records or personnel of Seller (that are then reasonably available to Seller) to the extent Buyer finds such access necessary in order to transition the Acquired Assets into service of Buyer.

6.6

Subsequent Distribution of Stock.   Prior to the registration of the Parent Common Stock pursuant to Section 6.9 or trading of the Parent Common Stock pursuant to Rule 144, in the event of a distribution of the shares of Parent Common Stock by Seller upon a dissolution of Seller to its members or consultants after the Closing Date or in satisfaction of existing obligations of Seller to creditors, Seller (and any subsequent holders) shall obtain an investment representation statement respectively signed by the Person(s) to whom such stock is distributed that states that such Person(s): (a) are acquiring the shares of Parent Common Stock for their own account and not directly or indirectly for the account of any other Person; (b) are acquiring the shares of Parent Common Stock for investment and not with a view to distribution or resale thereof except in compliance with the Securities Act and any applicable state Law regulating securities; and (c) realize that they bear the economic risk of the investment for an indefinite period of time because such shares of Parent Common Stock have not been registered under the Securities Act and therefore cannot and will not be sold unless they are subsequently registered or qualified under such Securities Act, or otherwise can be traded pursuant to Rule 144.  Additionally, no fractional shares of Parent Common Stock shall be issued upon any distribution, and no certificates for any fractional shares shall be issued.  The obligations under this Section 6.6 shall not expire.

6.7

Blue Sky Laws.  Parent shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Parent Common Stock (including any common stock issuable upon exercise of Warrants or ISO Agreement) in connection with the this Agreement. Seller shall, at Buyer’s sole cost and expense, take such steps as may be necessary to assist Parent as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Parent Common Stock (including any common stock issuable upon exercise of Warrants or ISO Agreement) in connection with this Agreement.

6.8

Stop-Transfer Notice.  Each holder of Parent Common Stock issued in this Agreement (“Holder”) agrees that, in order to ensure compliance with the restrictions referred to herein, Parent may issue appropriate “stop transfer” instructions to its transfer agent.

6.9

Registration of Shares of Parent Common Stock Issued.

(a)

Parent shall cause the Parent Common Stock (including any common stock issuable upon exercise of Warrants or ISO Agreement) to be registered under the Securities Act so as to permit the resale thereof, and in connection therewith shall use all commercially reasonable efforts to prepare and file a registration statement under the Securities Act (the “Registration Statement”) with the SEC by April 30, 2015, and use commercially reasonable efforts to cause the Registration Statement to become effective as soon as possible after the filing thereof. Each Holder shall, at Parent’s sole cost and expense, provide all such information and materials to Parent and take all such action as may be required in order to permit Parent to comply with all applicable requirements of the SEC and to obtain any desired acceleration of the effective date of such Registration Statement. Such provision of information and materials is a condition precedent to the obligations of Parent with respect to such Holder pursuant to this Section 6.9. The offering made pursuant to such registration shall not be underwritten.

(b)

Parent shall (i) prepare and file with the SEC the Registration Statement in accordance with Section 6.9(a) hereof with respect to the shares of Parent Common Stock (including any common stock issuable upon exercise of Warrants or ISO Agreement) and shall use all commercially reasonable efforts to cause the Registration Statement to remain effective for a period ending on the first to occur of (A) the date all of the shares registered thereunder and not previously sold by the Holders may be sold under Rule 144 in one three-month period (assuming compliance by the Holders and Parent with the provisions thereof) or (B) two (2)

years after the Effective Date; provided, however, for this subsection (B), if Parent exercises its Suspension Right (as defined below), the period for the effective time of the Registration Statement shall be extended beyond the two (2) years by the cumulative period of time in which Parent has suspended open market offers and sales of Parent Common Stock; (ii) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities proposed to be registered in the Registration Statement until the termination of effectiveness of the Registration Statement; and (iii) furnish to such Holder such number of copies of any prospectus (including any amended or supplemented prospectus) in conformity with the requirements of the Securities Act, and such other documents, as such Holder may reasonably request in order to effect the offering and sale of the Parent Common Stock (including any common stock issuable upon exercise of Warrants or ISO Agreement) to be offered and sold, but only while Parent shall be required under the provisions hereof to cause the Registration Statement to remain current.

(c)

Notwithstanding any other provision of this Section 6.9, Parent shall have the right at any time to require that the Holder suspends further open market offers and sales of Parent Common Stock for a period not to exceed ninety (90) days, if, in the reasonable judgment of Parent after consultation with counsel, there is in existence material undisclosed information or events with respect to Parent the disclosure of which would be seriously detrimental to Parent (the “Suspension Right”); provided, however, that Parent shall not exercise this Suspension Right more than once in any twelve (12) month period. In the event Parent exercises the Suspension Right, such suspension will continue for the period of time reasonably necessary for disclosure to occur at a time that is not materially detrimental to Parent or until such time as the information or event is no longer material, each as determined in good faith by Parent after consultation with counsel, but in no event shall any single suspension continue for more than 90 consecutive days. Parent will promptly give notice, in a writing signed by an executive officer of Parent of any such suspension (the “Suspension Notice”). Parent agrees to notify the Holders promptly upon termination of the suspension (the “Resumption Notice”).

(d)

Parent shall pay all of the out-of-pocket expenses, if any, incurred in connection with any registration of Parent Common Stock (including any common stock issuable upon exercise of Warrants or ISO Agreement) pursuant to this Section 6.9, including, without limitation, all registration and filing fees, printing expenses, transfer agents’ and registrars’ fees, the fees and disbursements of Parent’s outside counsel and independent accountants and the reasonable fees and disbursements of one counsel for the selling Holders selected by them with the approval of Parent, which approval shall not be unreasonably withheld.

(e)

To the fullest extent permitted by law, Parent will indemnify, defend, protect and hold harmless each selling Holder, each underwriter of Parent Common Stock being sold by such Holders pursuant to this Section 6.9, each Person, if any, who controls any such Holder or underwriter within the meaning of the Securities Act or the Exchange Act and their respective affiliates, officers, directors, partners, successors and assigns (each a “Holder Indemnitee”) against all actions, claims, losses, damages, liabilities and expenses to which they or any of them become subject under the Securities Act, the Exchange Act or under any other statute or at common law or otherwise and, except as hereinafter provided, will promptly reimburse each such Holder Indemnitee for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions, whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of material fact in any Registration Statement and any prospectus filed pursuant to Section 6.9 or any post-effective amendment thereto or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation by Parent of any rule or regulation promulgated under the Securities Act, the Exchange Act, or under any other statute or at common law or otherwise and relating to action or inaction required of Parent in connection with such registration; provided, however, that Parent shall not be liable to any such Holder Indemnitee in respect of any claims, losses, damages, liabilities and expenses resulting from any untrue statement or alleged untrue statement, or omission or alleged omission, made in reliance upon and in conformity with information furnished to Parent by such Holder Indemnitee specifically for use in connection with such registration statement and prospectus or post-effective amendment.

(f)

To the fullest extent permitted by law, each selling Holder of Parent Common Stock registered in accordance with Section 6.9 will indemnify Parent, each Person, if any, who controls Parent within the meaning of the Securities Act or the Exchange Act, each underwriter of Parent Common Stock and their respective affiliates, officers, directors, partners, successors and assigns (each a “Parent Indemnitee”) against any actions, claims, losses, damages, liabilities and expenses to which they or any of them become subject under the Securities Act, the Exchange Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will promptly reimburse each Parent Indemnitee for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions, whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact in any Registration Statement and any prospectus filed pursuant to Section 6.9 or any post-effective amendment thereto or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, which untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to Parent by such Holder specifically for use in connection with such registration statement, prospectus or post-effective amendment; provided, however, that the obligations of each such selling Holder hereunder shall be limited to an amount equal to the proceeds to such Holder from the sale of such Holder’s Parent Common Stock as contemplated herein.

(g)

Each Person entitled to indemnification under this Section 6.9 (a “Registration Indemnified Person”) shall give notice to the party required to provide indemnification (the “Registration Indemnifying Person”) promptly after such Registration Indemnified Person has actual knowledge of any claim as to which indemnity may be sought and shall permit the Registration Indemnifying Person to assume the defense of any such claim and any litigation resulting therefrom, provided that counsel for the Registration Indemnifying Person who conducts the defense of such claim or any litigation resulting therefrom shall be approved by the Registration Indemnified Person (whose approval shall not unreasonably be withheld), and the Registration Indemnified Person may participate in such defense at such party’s expense (unless the Registration Indemnified Person has reasonably concluded that there may be a conflict of interest between the Registration Indemnifying Person and the Registration Indemnified Person in such action, in which case the fees and expenses of one counsel for such Registration Indemnified Person(s) shall be at the expense of the Registration Indemnifying Person), and provided further that the failure of any Registration Indemnified Person to give notice as provided herein shall not relieve the Registration Indemnifying Person of its obligations under this Section 6.9 except to the extent the Registration Indemnifying Person is materially prejudiced thereby. No Registration Indemnifying Person, in the defense of any such claim or litigation, shall (except with the consent of each Registration Indemnified Person) consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Registration Indemnified Person of a release from all liability in respect to such claim or litigation. Each Registration Indemnified Person shall furnish such information regarding itself or the claim in question as a Registration Indemnifying Person may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

(h)

In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which Parent or any Holder makes a claim for indemnification pursuant to this Section 6.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding that this Section 6.9 provides for indemnification, in such case, then Parent and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of Parent on the one hand and of the Holder on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations or, if the allocation provided herein is not permitted by applicable law, in such proportion as shall be permitted by applicable law and reflect as nearly as possible the allocation provided herein. The relative fault of Parent on the one hand and of the Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by Parent on the one hand or by the Holder on the other, and each party’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that in any such case (i) no Holder will be required to contribute any amount in excess of the proceeds received by such Holder from the sale of Parent Common Stock pursuant to the Registration Statement; and (ii) no Person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act will be entitled to contribution from any Person or entity who was not guilty of such fraudulent misrepresentation.

(i)

In no event shall Parent provide registration rights to any other Person superior to or on parity with the rights provided in this Section 6.9.

6.10

Restrictions on Transfer.   Unless the Parent Common Stock becomes registered, or is traded pursuant to Rule 144, Seller agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise transfer or assign its shares of Parent Common Stock (a) except pursuant to a registration statement under the Securities Act and applicable state securities Laws or a valid exemption thereunder, and in the case of such an exemption, shall agree to deliver an opinion of counsel reasonably acceptable to Parent that such registration is not required, and (b) without the prior written consent of Parent (except for any transfers to Seller’s Affiliates).  Any holder of shares of Parent Common Stock, including any distributee, desiring to transfer such stock or any interest in such stock shall give a written notice to Parent describing the proposed transfer, including the number of shares of stock proposed to be transferred, the price and terms at which such stock is proposed to be transferred and the name and address of the proposed transferee.  The written consent of Parent shall not be unreasonably withheld, provided that the shares of Parent Common Stock may not be transferred to a Person reasonably deemed to be a competitor of Buyer or Parent, and any distributee of such shares shall be required to assent to the terms of Sections 6.6 through 6.10.  The obligations under this Section 6.10 shall not expire.  Notwithstanding anything to the contrary in this Agreement, Seller may pledge as collateral its shares of Parent Common Stock ((including any common stock issuable upon exercise of Warrants or ISO Agreement) to any lender.

6.11

Legend.   Seller understands and acknowledges that the shares of Parent Common Stock are not registered under the Act, and that under the Securities Act and other applicable Laws Seller may be required to hold such common stock or options for an indefinite period of time.  Each stock certificate representing shares of Parent Common Stock shall bear the following legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER CONTAINED IN AN ASSET PURCHASE AGREEMENT DATED MARCH 11, 2015, A COPY OF WHICH IS ON FILE AT THE REGISTERED OFFICE OF THE ISSUER. THESE RESTRICTIONS ARE BINDING ON TRANSFEREES OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  SUCH SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION WITHOUT AN EXEMPTION UNDER THE SECURITIES ACT AND AN OPINION OF LEGAL COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.”

Any legend required by the “Blue Sky” laws of any state to the extent such laws are applicable to the Shares represented by the certificate so legended.

Seller acknowledges and agrees that, in order to ensure compliance with the restrictions referred to herein, Parent may issue appropriate “stop transfer” instructions to its transfer agent.  The obligations under this Section 6.11 shall not expire.

6.12

Non-competition and Non Solicitation.

(a)

Subject to the exceptions and limitations set forth in Section 6.12(c), Seller covenants and agrees that, commencing on the Closing Date and ending on the third (3rd) anniversary of the Closing Date (the “Noncompetition Period”), it shall not, without the prior written consent of Buyer, directly or indirectly, in any capacity (including as an officer, director, manager, member, stockholder, partner, employee, consultant, contractor,  investor or lender), engage in or have any direct or indirect ownership interest in, any Competing Business located, operating or engaged in business in the State of Colorado.

(b)

“Competing Business” means providing security and training services to licensed cannabis growers and distributors in the State of Colorado.

(c)

Nothing in this Section 6.12 shall preclude Seller from investing in any publicly held company provided the aggregate beneficial ownership or rights to ownership of any class of such company’s securities by such Persons does not exceed five percent (5%) of the outstanding securities of such class.

(d)

Seller covenants and agrees that during the Noncompetition Period, it shall not employ, retain, engage or solicit the employment or engagement of services of any employee of Parent, Buyer, the Business or any of their Affiliates on a full- or part-time basis in a Competing Business.

(e)

Seller acknowledges that any violation of this Section 6.12 may result in irreparable injury to Buyer and the Business and agrees that Buyer shall be entitled to seek an injunction against Seller from any court having jurisdiction over the matter, restraining any further violation of this Section 6.12, which rights shall be cumulative and in addition to any other rights or remedies to which Buyer may be entitled.  Seller acknowledges that it has carefully read this Agreement and has given careful consideration to the restraints imposed upon such Seller by this Section 6.12, and is in full accord as to their necessity for the reasonable and proper protection of confidential information and other legitimate business interests relating to the Business now existing and to be developed in the future.  Seller expressly acknowledges and agrees that each and every restraint imposed by this Section 6.12 is reasonable with respect to subject matter, time period and geographical area.

(f)

In the event that any covenant contained in this Section 6.12 should ever be adjudicated to exceed the time, geographic, product or service or other limitations permitted by applicable Law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service or other limitations permitted by applicable Law.  The covenants contained in this Section 6.12 and each provision thereof are severable and distinct covenants and provisions.  The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

ARTICLE 7
INDEMNIFICATION; SURVIVAL

7.1

Indemnification by Seller.   Subject to the terms and conditions of this ARTICLE 7, following the Closing, Seller shall indemnify, defend and hold harmless Buyer and Parent, and each of their Affiliates, and their respective stockholders, members, successors, assigns, managers, and representatives and each of their respective successors and assigns (collectively, the “Buyer Indemnified Parties”), and hold them harmless from, any Loss suffered or incurred by any such Buyer Indemnified Party, whether such Loss exists or accrues prior to, or subsequent to or on the Closing Date, to the extent such Loss arose or resulted from:

(a)

any inaccuracy or breach as of the date hereof or as of the Closing Date of any representation or warranty of Seller contained in this Agreement or any other Transaction Document;

(b)

the nonfulfillment, nonperformance or other breach of any agreement, covenant, obligation or undertaking of Seller contained in this or any other Transaction Document;

(c)

any Excluded Asset or Excluded Liability;

(d)

any Tax imposed on the Seller as a result of the Transactions; and

(e)

the operation of the Business prior to the Closing Date.

For purposes of determining whether there has been a breach and the amount of any losses that are the subject matter of a claim for indemnification, each representation and warranty in this Agreement will be read without regard and without giving effect to the term “material” or “material adverse effect” (fully as if any such word or phrase were deleted from such representation and warranty).

7.2

Indemnification by Buyer.   Subject to the terms and conditions of this ARTICLE 7, following the Closing, Buyer shall indemnify the Seller and its respective members, successors, assigns, managers, agents and Representatives and each of their respective successors and assigns, heirs and beneficiaries (collectively, the “Seller Indemnified Parties”) against, and hold them harmless from, any Loss suffered or incurred by any such Seller Indemnified Party, whether such Loss exists or accrues prior or subsequent to the Closing Date, arising or resulting from or based upon:

(a)

any inaccuracy or breach of any representation or warranty of Buyer contained in this Agreement or any other Transaction Document;

(b)

the nonfulfillment, nonperformance or other breach of any agreement, covenant, obligation or undertaking of Buyer or Parent contained in this or any other Transaction Document; and

(c)

the operation of the Business by Buyer or Parent after the Closing Date.

For purposes of determining whether there has been a breach and the amount of any losses that are the subject matter of a claim for indemnification, each representation and warranty in this Agreement will be read without regard and without giving effect to the term “material” or “material adverse effect” (fully as if any such word or phrase were deleted from such representation and warranty).

7.3

Termination of Indemnification.   The obligations to indemnify and hold harmless an Indemnified Party (i) pursuant to Section 7.1 and Section 7.2 shall terminate when the applicable representation or warranty terminates pursuant to Section 7.6; provided, however, that such obligations to indemnify and hold harmless shall not terminate with respect to any specific matter as to which the Person to be indemnified shall have, before the expiration of the applicable period, previously made a claim by delivering a written notice thereof (stating in reasonable detail the basis of such claim) (a “Claim Notice”) to the Indemnifying Person.

7.4

Procedures Relating to Indemnification for Third-Party Claims.

(a)

In order for an Indemnified Person to be entitled to any indemnification provided for under this ARTICLE 7 in respect of, arising out of or involving a claim or demand made by any third-party against the Indemnified Person (a “Third-Party Claim”), such Indemnified Person must provide the Indemnifying Person with a Claim Notice regarding the Third-Party Claim promptly and in any event within thirty (30) days after receipt by such Indemnified Person of written notice of the Third-Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except, and solely to the extent that, the Indemnifying Person shall have been actually and materially prejudiced as a result of such failure; provided, further that only Seller, or Seller’s successors or assigns, may make claims on behalf of Seller.

(b)

If a Third-Party Claim is made against an Indemnified Person, the Indemnifying Person will be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the Indemnifying Person; provided, however, that any such assumption of the defense by the Indemnifying Person shall constitute an acknowledgement and acceptance by the Indemnifying Person of its obligation to indemnify the Indemnified Person for all Losses arising out of such Third-Party Claim.  If the Third-Party Claim includes allegations for which the Indemnifying Person both would and would not be obligated to indemnify the Indemnified Person, the Indemnifying Person and the Indemnified Person shall in that case jointly assume the defense thereof.  If in the reasonable good faith opinion of any Indemnified Person a conflict of interest exists in respect of such claim (including that the Indemnified Person has defenses available to it that may conflict with those of the Indemnifying Person), such Indemnified Person shall have the right to employ separate counsel to represent such Indemnified Person and in that event the legal fees and expenses subsequently incurred by the Indemnified Person in connection with the defense thereof shall be paid by the Indemnifying Person.  If the Indemnifying Person assumes such defense, the Indemnified Person shall have the right to participate in the defense thereof and, at its own expense, to employ counsel reasonably acceptable to the Indemnifying Person, separate from the counsel employed by the Indemnifying Person, it being understood that the Indemnifying Person shall control such defense.  The Indemnifying Person shall be liable for the fees and expenses of counsel employed by the Indemnified Person for any period during which the Indemnifying Person has not assumed the defense thereof.  The Indemnified Person shall cooperate with the Indemnifying Person in the defense or settlement thereof, and the Indemnifying Person shall reimburse the Indemnified Person for all its reasonable out-of-pocket expenses in connection therewith.  The Indemnifying Person shall not, in the defense of a third party claim, make any payment of any of such claims, consent to the entry of any judgment or enter into any settlement with respect to any third party claim without the prior written consent of the Indemnified Person (which consent shall not be unreasonably withheld or delayed) unless the judgment or proposed settlement (i) involves only the payment of money damages and does not involve any finding or admission of any violation of Law, (ii) includes, as an unconditional term thereof, a release of such Indemnified Person given by the claimant or the plaintiff from any liabilities arising from such Third Party Claim, and (iii) does not impose an injunction or other equitable relief, directly or indirectly, upon such Indemnified Person or result in an admission of any wrongdoing by the Indemnified Person.  If the Indemnifying Person fails to vigorously defend the Third Party Claim, then the Indemnified Person will have the right to defend, at the sole cost and expense of the Indemnifying Person, the Third Party Claim by all appropriate proceedings, which proceedings will be prosecuted by the Indemnified Person (with the consent of the Indemnifying Person, which consent will not be unreasonable withheld conditioned or delayed), but only to the extent that the Indemnified Person is entitled to indemnification pursuant to this ARTICLE 7.

7.5

Procedures Relating to Indemnification for Non-Third-Party Claims.   In order for an Indemnified Person to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim or demand that is not a Third-Party Claim, such Indemnified Person must provide the Indemnifying Person with a Claim Notice; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except, and solely to the extent that, the Indemnifying Person shall have been actually and materially prejudiced as a result of such failure provided, further that only Seller, or Seller’s successors or assigns, may make claims on behalf of Seller or Seller’s parties.  The Claim Notice shall set forth the amount, if known, or, if not known, an estimate of the foreseeable maximum amount of claimed Losses (which estimate shall not be conclusive of the final amount of such Losses) and a description of the basis for such claim.  The Indemnifying Person will have thirty (30) days from receipt of such Claim Notice to dispute the claim and will reasonably cooperate and assist the Indemnified Person in determining the validity of the claim for indemnification.  If the Indemnifying Person does not give notice to the Indemnified Person that it disputes such claim (which such dispute notice shall set forth in reasonable detail the reasons for such dispute) within thirty (30) days after its receipt of the Claim Notice, the claim specified in such Claim Notice shall be conclusively deemed a Loss subject to indemnification hereunder.

7.6

Survival of Representations, Warranties, Covenants and Agreements.   The representations and warranties of Seller contained in this Agreement and the other Transaction Documents shall survive the Closing and remain in full force (a) indefinitely, with respect to Section 3.1 (Organization, Power, Standing), Section 3.2 (Authorization and Approval of Agreements), and Section 3.7 (Leased Real Property; Tangible Property; Title to Acquired Assets), (b) for a period of sixty (60) days following the expiration of the applicable statute of limitations (including extensions), with respect to matters covered by Section 3.9 (Tax Matters), and (c) for a period of twenty-four (24) months following the Closing Date with respect to all other representations, warranties and covenants, except that any representation or warranty that would otherwise terminate in accordance with clause (i), (ii), or (iii) will continue to survive if a written notice of a breach thereof shall have been timely given to the breaching party by the other party on or prior to such termination date, until the related claim for indemnification is satisfied or otherwise resolved as provided in this ARTICLE 7.  The representations and warranties of Buyer or Parent contained in this Agreement and the other Transaction Documents shall survive the Closing and remain in full force (x) indefinitely, with respect to Section 5.1 (Organization, Corporate Power, Authority),  Section 5.2 (Authorization of Agreement), and (y) for a period of period of twenty-four (24) months following the Closing Date with respect to all other representations, warranties and covenants, except that any representation or warranty that would otherwise terminate in accordance with clause (x) and (y) will continue to survive if a written notice of a breach thereof shall have been timely given to the breaching party by the other party on or prior to such termination date, until the related claim for indemnification is satisfied or otherwise resolved as provided in this ARTICLE 7.

7.7

Sole Remedy.   Provided that Closing has occurred, except with respect to claims related to fraud or willful misconduct, claims made pursuant to this ARTICLE 7 shall constitute the sole remedy for Losses under the terms of this Agreement and in connection with the Transactions..

7.8

Right to Indemnification.   The rights of Buyer to indemnification or any other remedy under this Agreement shall not be impacted or limited by any knowledge that Buyer may have acquired, or could have acquired, whether before or after the Closing Date, nor by any investigation or diligence by Buyer.  The Seller hereby acknowledges that, regardless of any investigation made (or not made) by or on behalf of Buyer, and regardless of the results of any such investigation, Buyer has entered into the Transactions in express reliance upon the representations and warranties of the Seller Parties made in this Agreement.

7.9

Characterization of Indemnification Payments.   The parties shall treat any indemnification payment made pursuant to this Article 7 as an adjustment to the purchase price unless the Indemnified Person provides an opinion of a nationally recognized tax counsel that any such amount will not constitute an adjustment to the purchase price for federal income tax purposes.

7.10

Limitations on Indemnification.   Notwithstanding anything to the contrary set forth in this Agreement, the Buyer Indemnified Parties shall have the right to payment by the Seller Indemnified Parties under Section 7.1(a) only if, and to the extent that the Buyer Indemnified Parties shall have incurred aggregate Losses arising under Section Section 7.1(a) (other than breaches of Section 3.1 (Organization, Power, Standing), Section 3.2 (Authorization and Approval of Agreements), Section 3.7 (Title), Section 3.9 (Tax Matters), and Section 3.17 (Brokers)) in an amount in excess of $50,000, in which case the Seller shall be liable from the first dollar of such Loss; provided, however this Section 7.10 shall not apply to claims relating to Excluded Assets or Excluded Liabilities, including bona fide third party claims of non-payment.  The aggregate amount of all Losses for which Seller shall be liable to Buyer Indemnified Parties pursuant to this Agreement and any Transaction Documents shall not exceed the lesser of $750,000.00 or 30% of the total Purchase Price.

ARTICLE 8
GENERAL

8.1

Amendments; Waivers.   This Agreement and any Exhibit and Schedule attached hereto may be amended only by agreement in writing of all parties.  No waiver of any provision nor consent to any exception to the terms of this Agreement shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

8.2

Exhibits; Integration.   Each Exhibit and Schedule delivered pursuant to the terms of this Agreement shall be in writing and shall constitute a part of this Agreement.  This Agreement, together with such Exhibits and Schedules, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith.

8.3

Governing Law; Submission to Jurisdiction.   This Agreement shall be governed by, and construed in accordance with, the internal Laws of the State of Colorado without regard to the choice of Law principles thereof.  Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of Colorado located in Denver and the United States District Court for Denver Colorado for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the Transactions.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.  Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum

8.4

No Assignment.   Neither this Agreement nor any rights or obligations hereunder are assignable without the prior written consent of the other parties.

8.5

Headings.   The descriptive headings of the Articles, Sections and subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.

8.6

Counterparts.   This Agreement and any amendment hereto or any other agreement (or document) delivered pursuant hereto may be executed in one or more counterparts and by different parties in separate counterparts.  All of such counterparts shall constitute one and the same agreement (or other document) and shall become effective (unless otherwise provided therein) when one or more counterparts have been signed by each party and delivered to the other party.  A signed copy of this Agreement or any other Transaction Documents delivered by facsimile or by other means of electronic transmission is deemed to have the same legal effect as delivery of an original signed copy.

8.7

Publicity and Reports.    No party shall issue a press release, public statement or other public notice relating to this Agreement, or the Transactions, without obtaining the prior consent of the other parties.

8.8

Remedies Cumulative.  All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.  In addition, article 9 shall not be deemed to preclude or otherwise limit in any way the exercise of any other rights or pursuit of other remedies for the breach of this Agreement or with respect to any misrepresentation.

8.9

Parties in Interest.   This Agreement shall be binding upon and inure to the benefit of each party, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.  Nothing in this Agreement is intended to relieve or discharge the obligation of any third Person to any party to this Agreement.

8.10

Notices.   All notices and other communications required or permitted under this Agreement or any other Transaction Documents shall be in writing and shall be either hand delivered in person, sent by facsimile, sent by certified or registered first-class mail, postage prepaid, or sent by nationally recognized express courier service.  Such notices and other communications shall be effective upon receipt if hand delivered or sent by facsimile, three Business Days after mailing if sent by mail, and one Business Day after dispatch if sent by express courier, to the following addresses, or such other addresses as any party may notify the other parties in accordance with this Section 8.10:

(a)

If to Buyer or Parent, addressed to:

GC Capital Group, LLC

6565 East Evans Ave.

Denver, CO 80224

Corporate Phone:

Attention:  Robert Frichtel

with a copy (which shall not constitute notice) to:

Crowell & Moring

275 Battery St., 23rd Floor
San Francisco, CA 94111

Fax:  (415) 986-2827

Attention:  Murray A. Indick

(b)

If to Seller, addressed to:

IPG Group, LLC

4251 Kipling St #160

heat Ridge, CO 80033

Phone:  720-645-1118

Attention: Hunter Garth

with a copy (which shall not constitute notice) to:

Goodspeed & Merrill

7000 East Belleview Avenue, Suite 355

Greenwood Village, CO 80111

Corporate Phone: 720.473.7644

Corporate Fax: 720.473.7647

Attention: Nathan S. Merrill

or to such other address or to such other Person as either party shall have last designated by such notice to the other party.

8.11

Expenses and Attorneys’ Fees.   Each party shall be responsible for its own expenses and attorneys’ fees incurred in negotiating, executing, preparing and delivering the Transaction Documents, including but not limited to all legal, accounting, broker, finder and financial advisor fees.

8.12

Specific Performance.   Each party acknowledges that, in view of the uniqueness of the Acquired Assets and the Transactions, each party would not have an adequate remedy at Law for money damages in the event that this Agreement has not been performed in accordance with its terms, and therefore agrees that the other party shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled, at Law or in equity.

ARTICLE 9
DEFINITIONS

9.1

Definitions.   For all purposes of this Agreement, except as otherwise expressly provided:

(a)

the terms defined in this Article 9 have the meanings assigned to them in this Article 9 and include the plural as well as the singular;

(b)

all accounting terms not otherwise defined herein have the meanings assigned under GAAP;

(c)

all references in this Agreement to designated “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of the body of this Agreement;

(d)

unless the context clearly requires otherwise, the use of the terms “including,” “included,” “such as,” or terms of similar meaning, shall not be construed to imply the exclusion of any other particular elements and shall be deemed to be followed by the words “without limitation.”

(e)

pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms; and

(f)

the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

As used in this Agreement and the Exhibits delivered pursuant to this Agreement, the following definitions shall apply.

 “Action” means any action, complaint, petition, investigation, suit or other proceeding, whether civil or criminal, in law or in equity, or before any arbitrator or Governmental Entity.

“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Approval” means any approval, authorization, consent, qualification or registration, or any waiver of any of the foregoing, required to be obtained from, or any notice, statement or other communication required to be filed with or delivered to, any Governmental Entity or any other Person.

“Assumed Contracts” has the meaning set forth in Section 1.1(a).

“Business” has the meaning set forth in the Recitals.

 “Business Day” means a day other than Saturday, Sunday or any day on which banks located in the States of Colorado are authorized or obligated to close.

“Business Intellectual Property” means all Intellectual Property that is used in the operation of the Business.

“Closing” has the meaning set forth in Section 2.1.

“Closing Date” has the meaning set forth in Section 2.1.

 “Contract” means all contracts, agreements, licenses (including implied licenses), sales order, purchase order, commitments, leases, liens, debt instruments, indentures, settlements, obligations, liabilities, partnerships, arrangements and understandings, in any case whether written or oral, which constitute contracts under applicable Laws.

“Employee Benefit Arrangements” means, whether written or oral, each and all pension, supplemental pension, deferred compensation, incentive award or benefit, option or other equity-based program, accidental death and dismemberment, insurance coverage (including self-insured arrangements) life and health benefits (including medical, dental, vision and hospitalization), short- and long-term disability, fringe benefit, cafeteria plan, flexible spending account programs, employment, severance and other employee benefit arrangements, plans, contracts, policies or practices maintained by Seller or Stockholder (as applicable to the Business) that provides or provided employee or executive compensation or benefits to or for any employees or former employees of Seller or Stockholder (as applicable to the Business), other than the Employee Plans.

“Employee Plans” means each and all “employee benefit plans,” as defined in Section 3(3) of ERISA, maintained or contributed to by Seller (as applicable to the Business) or in which Seller (as applicable to the Business) participates or participated and that provides (or when in effect provided) benefits to or for employees of Seller that is (or when in effect was) subject to any provision of ERISA (including Title IV of ERISA) and is maintained or contributed to by Seller or any of its Affiliates.  For purposes of this Agreement, “Employee Plan” also includes any arrangement that would be defined as an “employee benefit plan” under Section 3(3) of ERISA if it was not (i) otherwise exempt from ERISA by another section of ERISA or (ii) maintained outside the United States.

“Environmental, Health and Safety Laws” means, all Laws relating to or imposing Liability or standards of conduct concerning pollution or protection of the environment, public health and safety, or employee health and safety, and all judgments, orders and decrees of any Governmental Entity having the force and effect of law issued or promulgated thereunder, and all related common law theories (including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Occupational Safety and Health Act of 1970, each as amended).

 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Assets” shall have the meanting set forth in Section 1.2.

“Excluded Contracts” has the meaning set forth in Section 1.2(a).

“Excluded Liabilities” has the meaning set forth in Section 1.4.

“Financial Statements” has the meaning set forth in Section 0.

 “GAAP” means generally accepted accounting principles in the United States, as in effect from time to time.

“Governmental Entity” means any government or any agency, district, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

“Indebtedness” means, as to any Person, without duplication, the aggregate amount of  (a) all obligations for borrowed money and all accrued but unpaid prepayment premiums or penalties and any other fees and expenses paid to satisfy such indebtedness, (b) all obligations evidenced by bonds, debentures, notes or similar instruments, (c) all obligations upon which interest charges are customarily paid, (d) all obligations under conditional sale or other title retention agreements relating to property purchased, (e) all obligations issued or assumed as the deferred purchase price of property or services (excluding obligations to creditors for goods and services incurred in the ordinary course of business and accrued expenses), (f) all capitalized lease obligations, (g) all obligations of others secured by any Lien on property or assets owned or acquired, whether or not the obligations secured thereby have been assumed, (h) all obligations under standby letters of credit, (i) all obligations to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities or property, and (j) all guarantees and arrangements having the economic effect of a guarantee of any Indebtedness (as defined in the preceding clauses) of any other Person.

“Intellectual Property” means all intellectual property and proprietary rights throughout the world, including all forms of intellectual property and proprietary rights, whether or not subject to registration or registered, including software, inventions (whether or not patentable or reduced to practice) and all improvements thereto, trademarks, service marks, trade names, corporate names, trade dress, logos, and other indicators of source (and the goodwill associated therewith), copyrightable works and all works of authorship (whether or not copyrightable), “moral” rights, know-how, trade secrets, technologies, databases, processes, techniques, protocols, methods, formulae, algorithms, layouts, designs, specifications, confidential information, testing information, research and development information, plans, proposals and technical data, business and marketing plans, market surveys, market know-how and customer lists, and copies and tangible embodiments of any of the forgoing.

“Knowledge of Seller” or any similar phrase means the actual knowledge of Hunter Garth without any obligation for inquiry.

“Law” means any constitutional provision, statute or other law, rule, regulation, or interpretation of any Governmental Entity and any Order.

“Liabilities” means any direct or indirect liability, Indebtedness, guaranty, claim, loss, damage, deficiency, assessment, fine, penalty, obligation or responsibility of any kind or nature, whether fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, asserted or unasserted, due or to become due, accrued or unaccrued, absolute, known or unknown, matured or unmatured, contingent or otherwise.

“Lien” means any claim, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, rights of others, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by agreement, understanding, Law, equity or otherwise.

“Loss” or “Losses” means any losses, expenses, fees, costs, damages, fines, penalties, judgments, awards, financial responsibility for investigation, removal and clean-up costs and natural resource damage, actions, suit or proceedings and other Liabilities, including fees and expenses of attorneys, accountants, third-party experts and consultants, less insurance recovery, if any.

“Order” means any decree, injunction, judgment, order, ruling, assessment or writ.

“Parent Common Stock” has the meaning set forth in Section 2.2.

 “Permit” means any license, permit, franchise, certificate of authority, or order, or any waiver of the foregoing, required to be issued by any Governmental Entity.

“Permitted Liens” means (i) Liens for Taxes not delinquent or being contested in good faith through appropriate proceedings, (ii) statutory landlord’s, mechanic’s or other similar Liens arising or incurred in the ordinary course of business and for amounts which are not delinquent and which are set forth on the face of the December 31, 2014 balance sheet, (iii) recorded easements, covenants and other restrictions of record.

“Person” means an association, a corporation, an individual, a partnership, a trust or any other entity or organization, including a Governmental Entity.

“Real Property Leases” has the meaning set forth in Section 3.7.

 “Regulation D” shall mean Rule 506 of Regulation D as promulgated under the Securities Act.

 “Securities Act” means the U.S. Securities Act of 1933, as amended.

“Tax” means (a) any U.S. federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, escheat (whether or not considered a tax under applicable law), sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, healthcare (whether or not considered a tax under applicable law) or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, (b) any liability for a “Tax” (as described in clause (a)) of another Person resulting from any transferee, secondary, contractual or other similar liability, or (c) any liability for a “Tax” (as described in clause (a)) of another Person assumed by agreement or arising as a result of being (or ceasing to be) a member of any affiliated group (within the meaning of Section 1504 of the Code or any similar applicable provision of state, local or foreign law) (or being included (or required to be included) in any Tax Return relating thereto).

“Taxing Authority” means any Governmental Entity that is authorized by law to assess, levy and collect taxes.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Transaction Documents” means this Agreement, the ISO Agreement, the Bill of Sale, the Assignment and Assumption Agreement, and the Employment Agreement.

 “Transactions” means the transactions contemplated by the Transaction Documents.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Asset Purchase Agreement to be executed by its duly authorized officers as of the day and year first above written.

BUYER:
GC SECURITY, LLC

By:	/s/ Robert Frichtel
Name:	Robert Frichtel
Title:

PARENT:
ADVANCED CANNABIS SOLUTIONS, INC.

By:	/s/ Robert Frichtel
Name:	Robert Frichtel
Title:

SELLER:
IRON PROTECTION GROUP, LLC

By:	/s/ Hunter Garth
Name:	Hunter Garth
Title:

SIGNATURE PAGE TO THE ASSET PURCHASE AGREEMENT

Exhibit A

Warrant

Exhibit B

ISO Agreement

Exhibit C

Bill of Sale

Exhibit D

Assignment and Assumption Agreement